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                                                                                                   Exhibit (12)
FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES


                                                                                       Years Ended December 31,
                                                  -------------------------------------------------------------

(In millions)                                                     1998       1997      1996      1995      1994
---------------------------------------------------------------------------------------------------------------
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                             $    3,965      3,793     3,534     3,409     2,747
  Fixed charges, excluding capitalized
    interest                                                    3,504      2,526     2,224     1,821     1,110
---------------------------------------------------------------------------------------------------------------
        Earnings                                       (A) $    7,469      6,319     5,758     5,230     3,857
Interest, excluding interest on deposits                   $    3,395      2,420     2,120     1,716     1,013
One-third of rents                                                109        106       104       105        97
Capitalized interest                                                   -                 5         4         1
---------------------------------------------------------------------------------------------------------------
        Fixed charges                                  (B) $    3,504      2,526     2,229     1,825     1,111
---------------------------------------------------------------------------------------------------------------
Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                                      (A)/(B)       2.13 X     2.50      2.58      2.87      3.47
---------------------------------------------------------------------------------------------------------------
INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                             $    3,965      3,793     3,534     3,409     2,747
  Fixed charges, excluding capitalized
    interest                                                    7,820      6,674     6,255     5,837     3,836
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        Earnings                                       (C) $   11,785     10,467     9,789     9,246     6,583
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Interest, including interest on deposits                   $    7,711      6,568     6,151     5,732     3,739
One-third of rents                                                109        106       104       105        97
Capitalized interest                                                -          -         5         4         1
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        Fixed charges                                  (D) $    7,820      6,674     6,260     5,841     3,837
---------------------------------------------------------------------------------------------------------------
Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                      (C)/(D)       1.51 X     1.57      1.56      1.58      1.72
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